UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN FINANCE TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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650 Fifth Avenue, 30th Floor

New York, New York 10019

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 8, 2020

EXPLANATORY NOTE

On or about February 27, 2020, American Finance Trust, Inc., a Maryland corporation (the “Company”), commenced mailing to its stockholders a definitive proxy statement, dated February 27, 2020 (the “Proxy Statement”), for the Company’s annual meeting of stockholders to be held on April 8, 2020 (the “Annual Meeting”). This supplement is being filed to update certain information in the Proxy Statement contained under the heading “Certain Relationships and Related Transactions —Advisor” and should be read in conjunction with the Proxy Statement. Capitalized terms used but not defined in this supplement have the meaning ascribed thereto in the Proxy Statement.

On March 30, 2020, in light of the unprecedented market disruption resulting from the coronavirus pandemic, the Company and the Advisor agreed to amend the advisory agreement to temporarily lower the quarterly thresholds of Core Earnings Per Adjusted Share (as defined in the advisory agreement) the Company must reach on a quarterly basis for the Advisor to receive the Variable Management Fee (as defined in the advisory agreement). For the quarters ending June 30, 2020, September 30, 2020 and December 31, 2020, the lower threshold will be reduced from $0.275 to $0.23 and the higher threshold will be reduced from $0.3125 to $0.27. The Company believes that the revised thresholds provide an appropriate incentive to the Advisor as the Company works to minimize the adverse impact on its business resulting from the coronavirus pandemic. The Advisor and the independent directors on the Company’s board of directors have agreed to reassess the threshold levels for 2021 after 2020 and potentially further amend the advisory agreement, after taking into account the economic impact of the coronavirus pandemic on the Company.

The Annual Meeting on April 8, 2020 at 1:00 p.m. Eastern Time is available at www.virtualshareholdermeeting.com/AFIN2020. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

Information regarding how to vote your shares, or revoke your proxy, is available in the Proxy Statement. Stockholders may view this supplement to Proxy Statement, the Proxy Statement, and other proxy materials by visiting www.proxyvote.com/AFIN.